UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 26, 2010

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2010, the Compensation Committee of the Board of Directors of RealNetworks, Inc. (the "Company") approved performance targets and payout mechanics under the Company’s 2010 Executive MBO Plan (the "2010 MBO Plan") for participants under the 2010 MBO Plan other than the President and Chief Executive Officer for the second six-month measurement period beginning July 1, 2010 and ending on December 31, 2010 (the "Second Measurement Period"). For the Second Measurement Period, cash awards will be based on financial metrics consisting of revenue, operating expense and EBITDA as well as business milestones.

Under the 2010 MBO Plan, the target payout for each of Michael Lunsford, RealNetworks’ Executive Vice President, Technology Products & Solutions and Media Software & Services, and Michael Eggers, RealNetworks’ Senior Vice President, Chief Financial Officer and Treasurer, is equal to 75% of their respective annual base salaries. The target payout for Hank Skorny, Senior Vice President, Media Cloud Computing and Services, is equal to 45% of his annual base salary. For Messrs. Lunsford, Eggers and Skorny, the target payout under the 2010 MBO Plan is based 75% on the achievement of RealNetworks’ consolidated revenue, operating expense and EBITDA targets, with each financial metric having equal weight, and 25% on the achievement of business milestones. For Messrs. Lunsford, Eggers and Skorny, no portion of the target payout based on revenue and operating expense goals will be paid if less than 90% of the revenue and operating expense targets is achieved. For achievement of 90% or greater of the revenue and operating expense targets, each of Messrs. Lunsford, Eggers and Skorny will be paid linearly based on the level of achievement of the revenue and operating expense targets. For each of Messrs. Lunsford, Eggers and Skorny, no portion of the target payout based on EBITDA will be paid if less than 50% of the EBITDA target is achieved. For achievement of 50% or greater of the EBITDA target, each of Messrs. Lunsford, Eggers and Skorny will be paid linearly based on the level of achievement of the EBITDA target. The EBITDA-based payout to Mr. Lunsford will be capped at 200%, and EBITDA-based payouts to each of Messrs. Eggers and Skorny will be capped at 160%. For achievement of business milestones that are established at the beginning of each performance period, the Compensation Committee will review and approve attainment results at the end of the Second Measurement Period and will consider, but not be bound by, the recommendations of RealNetworks’ President and Chief Executive Officer in determining the level of such attainment.

Notwithstanding the performance and payout targets established under the 2010 MBO Plan, the Compensation Committee may in its discretion adjust performance and payout targets based on acquisitions or dispositions of assets and also increase, decrease or eliminate a participant’s award before it is paid. During the Second Measurement Period, a participant must be employed in a position that is eligible to participate in the 2010 MBO Plan on the first and last day of a month to be eligible to earn incentive compensation under the 2010 MBO Plan for that month. In addition, executive officers must be employed on the last day of each six-month period and on the date payments are made in order to be eligible to receive payment under the 2010 MBO Plan, except in the case of death, disability or certain terminations of employment by RealNetworks other than for cause.

In 2010, Mr. Skorny is eligible to earn additional performance-based cash incentive compensation having a payout target equal to 30% of his annual base salary (the "Skorny Incentive Plan"). For the Second Measurement Period, payout attainment will be based on revenue and operating expense targets and special project-related milestones. The Compensation Committee will review and approve attainment results at the end of the Second Measurement Period and will consider, but not be bound by, the recommendations of RealNetworks’ President and Chief Executive Officer in determining the level of such attainment. Notwithstanding the performance and payout targets established under the Skorny Incentive Plan, the Compensation Committee may in its discretion increase, decrease or eliminate an award before it is paid.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

September 1, 2010	By:	/s/ Michael Eggers

Name: Michael Eggers
Title: Sr. VP, Chief Financial Officer and Treasurer